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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/10/2021

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 500, Northbrook, Illinois 60062

(Address of principal executive offices, including zip code)

(847) 446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each exchange on which registered
Common Stock, $1 par value	SCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on June 10, 2021, Stepan Company (“Stepan”) entered into a Note Purchase and Private Shelf Agreement by and among Stepan, PGIM, Inc., the Purchasers named in the Purchaser Schedule attached thereto and each other Prudential Affiliate (as defined therein) from time to time party thereto (the “Prudential Note Purchase Agreement”) and a Note Purchase and Master Note Agreement by and among Stepan, NYL Investors LLC, the Purchasers named in the Purchaser Schedule attached thereto and each other New York Life Affiliate (as defined therein) from time to time party thereto (the “New York Life Note Purchase Agreement” and, together with the Prudential Note Purchase Agreement, the “Agreements”).

On December 10, 2021, pursuant to the New York Life Note Purchase Agreement, the related Request for Purchase, dated as of September 30, 2021, made by Stepan to NYL Investors LLC, and the related Confirmation of Acceptance, dated as of September 30, 2021, by and among Stepan and the purchasers named therein (the “Series 2021-C Purchasers”), Stepan issued and sold to the Series 2021-C Purchasers $50 million in aggregate principal amount of its 2.73% Senior Notes, Series 2021-C, due December 10, 2031 (the “Series 2021-C Notes”). On December 10, 2021, pursuant to the Prudential Note Purchase Agreement, the related Request for Purchase, dated as of September 28, 2021, made by Stepan to PGIM, Inc., and the related Confirmation of Acceptance, dated as of September 28, 2021, by and among Stepan and the purchasers named therein (the “Series 2021-D Purchasers”), Stepan issued and sold to the Series 2021-D Purchasers $50 million in aggregate principal amount of its 2.73% Senior Notes, Series 2021-D, due December 10, 2031 (together with the Series 2021-C Notes, the “Notes”).

The Notes will bear interest at a fixed rate of 2.73% with interest to be paid semi-annually. Principal amortization for the Notes is contractually scheduled with equal annual payments beginning on December 10, 2025 and on each December 10 thereafter to and including December 10, 2030, with the outstanding principal balance due at maturity on December 10, 2031.

As previously disclosed, the Agreements require the maintenance of certain financial ratios and covenants that are similar to Stepan’s existing long-term debt and provide for customary events of default. Generally, if an event of default occurs, subject to certain exceptions, the holders of more than 51% in aggregate principal amount of the relevant Notes outstanding under the relevant Agreement may declare all such Notes to be immediately due and payable. Stepan may at any time and from time to time prepay all or a portion of either series of Notes at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus a make-whole premium. In addition, as previously disclosed, Stepan Specialty Products, LLC, a wholly-owned subsidiary of Stepan (“Stepan Specialty Products”), and Stepan Surfactants Holdings, LLC, a wholly-owned subsidiary of Stepan (“Stepan Surfactants Holdings” and together with Stepan Specialty Products, the “Subsidiary Guarantors”), entered into subsidiary guaranties (the “Subsidiary Guaranties”) whereby the Subsidiary Guarantors agreed to guarantee Stepan’s obligations under the Notes and the Agreements.  On December 10, 2021, the Subsidiary Guarantors entered into confirmations of such Subsidiary Guaranties.

The foregoing summary of the terms of the Agreements and the Subsidiary Guaranties is qualified in its entirety by reference to the full text of the Agreements and Subsidiary Guaranties, which are filed as Exhibit 10.1 through Exhibit 10.4 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description
10.1

Note Purchase and Private Shelf Agreement dated as of June 10, 2021, by and among Stepan Company, PGIM, Inc. and the purchasers thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on June 14, 2021)

10.2

Note Purchase and Master Note Agreement dated as of June 10, 2021, by and among Stepan Company, NYL Investors LLC and the purchasers thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed on June 14, 2021)

10.3

Subsidiary Guaranty dated as of June 10, 2021 by and between Stepan Specialty Products, LLC and Stepan Surfactants Holdings, LLC relating to the Note Purchase and Private Shelf Agreement dated as of June 10, 2021, by and among Stepan Company, PGIM, Inc. and the purchasers thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of the Company filed on June 14, 2021)

10.4

Subsidiary Guaranty dated as of June 10, 2021 by and between Stepan Specialty Products, LLC and Stepan Surfactants Holdings, LLC relating to the Note Purchase and Master Note Agreement dated as of June 10, 2021, by and among Stepan Company, NYL Investors LLC and the purchasers thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Company filed on June 14, 2021)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: December 13, 2021	By:	/s/ David G. Kabbes
David G. Kabbes
Vice President, General Counsel and Secretary